Exhibit 10.2
AMENDMENT AGREEMENT
THIS AMENDMENT AGREEMENT (the “Amendment”) is dated and effective as of the 1st day of May, 2009, by and among Pike Electric Corporation, a Delaware corporation (“Employer”) and J. Eric Pike, an individual domiciled in the State of North Carolina (“Executive”).
Statement of Purpose
The Employer and Executive entered into an Amended and Restated Employment Agreement dated September 24, 2008 (the “Employment Agreement”), and now desire to enter into this Amendment to amend certain provisions of the Employment Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Section 5.2 of the Employment Agreement is amended to insert the following sentence at end thereof:
“In the case of group health plan, if Executive is no longer eligible to participate in the plan, Employer may instead pay or reimburse Executive for the cost of COBRA coverage (and upon request Executive agrees to elect such coverage), and if in the judgment of the Employer it is impracticable or unduly burdensome to provide any other particular benefit to Executive because of the termination of Executive’s employment, or because Executive is no longer eligible, or because the Company has decided not to continue such benefit for its employees generally, the Company may instead substitute a comparable benefit at no greater cost to the Company, or may instead pay Executive an amount in cash in lieu of such benefit that is equal to the cost to the Company of providing such benefit to Executive immediately prior to such termination.”
2. Section 6.5(b) of the Employment Agreement is amended by deleting the phrase “North America” and inserting in lieu thereof the phrase “the Restricted Territory (defined below)” and further amended by inserting the following sentence as a new sentence at the end of Section 6.5(b) of the Employment Agreement:
“As used in this Agreement, “Restricted Territory” means (i) the State of North Carolina, (ii) the other contiguous states of the United States of America, and (iii) any other jurisdiction in which the Company is doing or does business during Executive’s employment by the Company.”

3. Section 10.7 of the Employment Agreement is amended and restated in its entirety to read as follows:
“This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of North Carolina without regard to its choice of law or conflict of law principles; provided, that all matters with respect to Section 10.9 shall be governed by and construed under and in accordance with the laws of the State of Delaware.”
4. Section 10.9 of the Employment Agreement is amended and restated in its entirety to read as follows:
“(a) General. Subject to the limitations set forth in this Section 10.9, the Employer shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, Executive if Executive was or is made or is threatened to be made a party to or is otherwise involved in any pending, threatened or completed action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing, or other proceeding, whether by or in the right of the Employer, any other Company, or any other person or entity, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that Executive is or was a director, officer, employee or agent of Employer or is or was serving at the request of the Employer as a director, officer, member, employee or agent of any other Company or other enterprise, including service with respect to employee benefit plans, against all cost, expense, liability and loss (including without limitation, attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive or on Executive’s behalf in connection with any Proceeding and any appeal therefrom. Executive’s rights under this Section 10.9 shall continue after Executive has ceased acting as a director, officer, member, employee or agent of a Company and shall inure to the benefit of the heirs, executors and administrators of Executive. The Employer’s obligation to provide the indemnification set forth in this Section 10.9(a) shall be subject to Executive having acted in good faith and in a manner Executive reasonably believed to be in or not opposed to the best interests of any Company, and, with respect to any criminal action or proceeding, having had no reasonable cause to believe Executive’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Executive did not act in good faith and in a manner which Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Executive’s conduct was unlawful.
(b) Advancement of Expenses. Subject to the limitations set forth in this Section 10.9, the Employer shall pay the reasonable expenses (including reasonable attorneys’ fees) incurred by Executive in defending any Proceeding in advance of its final disposition; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by Executive, in a form approved by the Employer, to repay all amounts advanced if it shall ultimately be determined that Executive is not entitled to be indemnified therefor. Executive agrees to reimburse the Employer for all expenses advanced under this Section 10.9 in the event and only to the extent it shall ultimately be determined by a final adjudication that Executive is not entitled to be indemnified by the Employer for such expenses.

(c) Claims for Indemnification or Advancement; Determination of Eligibility.
(i) Any claim by Executive for indemnification or advancement of expenses under this Agreement shall be made in a writing delivered to the Employer, setting forth in reasonable detail the basis for such indemnification or advancement and the amount requested, and accompanied by appropriate documentation to support the amount so requested (or, in the case of advancement of expenses to be incurred, the basis on which such amount is to be determined). A claim for advancement may include future expenses reasonably expected to be incurred, provided they are generally described in the claim, and provided that the Employer shall not be required to advance particular expenses covered by the claim until it has received appropriate substantiation that those expenses have been incurred and are appropriately included within the advances approved by the Employer pursuant to this Section 10.9(c).
(ii) Promptly upon its receipt of a written claim for advancement of expenses to which Executive is entitled hereunder, and within sixty days after its receipt of a written claim for indemnity to which Executive is entitled hereunder, the Employer shall pay such advancement (and any future related submissions for advancement of expenses as they are incurred) or such claim for indemnity in full to or as directed by Executive. If and to the extent it is required by law that the Employer make any particular determination as to Executive’s eligibility to receive such advancements or indemnity, or whether Executive has met the standards set forth in Section 10.9(a) hereof, the Employer shall make such determination as promptly as practicable in good faith and in accordance with such requirements of law, and in any event within sixty days after its receipt of the claim from Executive. In the event that the Employer fails to make such determination as to Executive’s eligibility, or makes a determination that Executive is ineligible for indemnification or advancement of expenses hereunder, within such sixty day period, then Executive may seek such determination from a court of competent jurisdiction. In any such proceeding, the Employer shall have the burden of proving that Executive was not entitled to the requested indemnification or advancement of expenses, and any prior determination by the Employer to the contrary shall be to no effect and shall not be given any weight by the court, it being the intention of the parties that any determination by the court as to Executive’s eligibility for and entitlement to indemnification or advancement of expenses hereunder shall be made de novo based upon the terms of this Agreement and the evidence presented to such court.

(d) Limitations on Claims. In addition to the limitations on indemnification set forth in Section 10.9(a) above, the Employer shall not be obligated pursuant to this Agreement:
(i) To indemnify or advance expenses to Executive with respect to a Proceeding initiated by Executive, except (i) for Proceedings authorized or consented to by the Board of Directors of the Employer; or (ii) in the event a claim for indemnification or payment of expenses (including attorneys’ fees) made under this Agreement is not paid in full within sixty days after a written claim therefor has been received by the Employer, Executive may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim, including attorneys’ fees. In any such action, the Employer shall have the burden of proving that Executive was not entitled to the requested indemnification or payment of expenses under applicable law or this Agreement.
(ii) To indemnify Executive for any expenses incurred by Executive with respect to any Proceeding instituted by Executive to enforce or interpret this Agreement, unless Executive is successful in establishing Executive’s right to indemnification in such Proceeding, in whole or in part; provided, however, that nothing in this Section 10.9(d)(ii) is intended to limit the Employer’s obligation with respect to the advancement of expenses to Executive in connection with any Proceeding instituted by Executive to enforce or interpret this Agreement, as provided in Section 10.9(c) above.
(iii) To indemnify Executive in connection with proceedings or claims involving the enforcement of the provisions of this Agreement (other than as otherwise specifically provided for in this Section 10.9) or any other employment, severance or compensation plan or agreement that Executive may be a party to, or beneficiary of, with the Employer or any other Company.
(iv) To indemnify Executive on account of any proceeding with respect to which final judgment is rendered against Executive for payment or an accounting of profits arising from the purchase or sale by Executive of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, any similar successor statute, or similar provisions of state statutory law or common law.
(e) Non-Exclusivity of Rights. The right conferred on Executive by this Section 10.9 shall not be exclusive of any other rights which Executive may have or hereafter acquire under any statute, provision of the Employer’s certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise, or under any insurance maintained by the Employer; but such rights in the aggregate shall not entitle Executive to duplicative multiple recoveries. No amendment or alteration of the Employer’s Certificate of Incorporation or Bylaws or any other agreement shall adversely affect the rights provided to Executive under this Section 10.9.

(f) Savings Clause. If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Employer shall nevertheless indemnify Executive as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Employer, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.”
5. Section 10.10 of the Employment Agreement is amended to add a new subsection (c) as set forth below:
“(c) The term “Company” means the Employer, its successors, designees and past, present and future operating companies, divisions, subsidiaries and affiliates. “
6. Sections 11.2., 11.3 and 11.4 of the Employment Agreement are amended and restated in their entirety to read as follows:
“11.2. Arbitration.
(a) In the event that a dispute is not settled through mediation pursuant to Section 11.1 (except with respect to disputes regarding Section 10.9 of this Agreement), the parties shall then proceed to binding arbitration before a panel of three impartial arbitrators unless the parties shall hereafter mutually agree in writing to have the arbitration conducted by a single arbitrator. The arbitrator(s) shall be selected in accordance with Section 11.4. The arbitration shall be governed by the rules of the AAA’s National Rules for the Resolution of Employment Disputes in effect on the date of the first notice of demand for arbitration.
(b) The arbitration hearing shall occur at a time and place convenient to the parties in Forsyth County, North Carolina, within thirty (30) days of the date of selection or appointment of the arbitrator(s). The arbitrator(s) shall issue written findings of fact and conclusions of law, and an award, within fifteen (15) days of the date of the hearing unless the parties otherwise agree. In conducting the arbitration and rendering its award, the arbitrator(s) shall give effect to the terms of this Agreement, including the choice of applicable law, shall give effect to any other agreement of the parties relating to the conduct of the arbitration, and shall give effect to applicable statutes of limitations.
(c) Any claim arising out of Section 10.9, including a claim by Executive for indemnification or advancement of expenses thereunder, shall be brought before the Court of Chancery of the State of Delaware, which shall have exclusive jurisdiction with respect thereto, and Executive hereby submits to the personal jurisdiction of and venue in such court in connection with any claim or dispute arising out of Section 10.9.

11.3. Damages. The costs of the arbitration, including the fees and expenses of the arbitrators and of the AAA, shall be allocated to such parties as, and in such proportions as, the arbitrators shall determine to be just and equitable, which determination shall be set forth in the award. In cases of breach of contract or policy, damages shall be limited to contract damages. Judgment upon the award of the arbitrators may be entered by any court of competent jurisdiction.
11.4. Selection of Mediators or Arbitrators. The parties shall select the mediator or arbitrator(s) from a panel list made available by the AAA. If the parties are unable to agree to a mediator or arbitrator(s) within ten (10) days of receipt of a demand for mediation or arbitration, the mediator or arbitrator(s) will be chosen by alternatively striking from a list obtained by the Employer from AAA of five (5) mediators or fifteen (15) arbitrators, except that where a single arbitrator rather than a three person panel is agreed upon by the parties, the list shall be of five (5) arbitrators. Executive shall have the first strike.”
7. The Employment Agreement, as expressly or by necessary implication amended by this Amendment, shall remain in full force and effect, and this Amendment shall be deemed to be incorporated into the Employment Agreement and made a part thereof. This Amendment may be executed by facsimile or PDF and in counterparts, each of which, when so executed, shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.
[signature page follows on next page.]

IN WITNESS WHEREOF, the parties have executed this Amendment, in one or more counterparts which, taken together, shall constitute one agreement.

EMPLOYER: PIKE ELECTRIC CORPORATION, a Delaware corporation
By:	/s/ James R. Fox
	Name:	James R. Fox
	Title:	General Counsel & Vice President of Risk Management

EXECUTIVE:
By:	/s/ J. Eric Pike
	Name:	J. Eric Pike